EXHIBIT 32.1

SPECTRE TECHNOLOGY CORPORATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alain Ghiai, the Chief Executive Officer of Spectre Technology Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Spectre Technology and will be retained by Spectre Technology and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 30, 2007	By:	/s/ Alain Ghiai
Alain Ghiai Chief Executive Officer